Exhibit 10.12
AMENDMENT NUMBER 5 TO THE
INVESTMENT MANAGEMENT AGREEMENT
     This AMENDMENT Number 5, dated as of September 19, 2009, to the Investment Management Agreement (“Agreement”) dated as of March 14, 2004 originally made by and among WHITE MOUNTAINS ADVISORS LLC, a Delaware limited liability company (the “Advisor”), and Occum Acquisition Corp., a Delaware Corporation, now known as SYMETRA FINANCIAL CORPORATION and its SUBSIDIARIES (the “Client”). Capitalized terms used but not defined herein have the meaning set forth in the Agreement.
WITNESSETH
     WHEREAS, Advisor and Client are parties (“Parties”) to the Agreement; and
     WHEREAS, pursuant to the terms of paragraph 17 of the Agreement, the Parties may amend the Agreement in writing; and
     WHEREAS, Advisor and Client desire to modify certain terms of the Agreement and of Amendment Four.
     NOW, THEREFORE, the Parties agree as follows:
1.	The definition of “Subsidiaries” in the preamble of the Agreement is revised to remove the text “as defined in Schedule B” and replaced with the text “defined as those subsidiaries who are signatories to this Agreement by execution of an Accession Instrument in the form attached hereto and acknowledged by Advisor.” Schedule B of the Agreement is deleted in its entirety.

2.	Paragraph 1 of Amendment Four and Schedule A of the Agreement, is deleted it in its entirety and replaced with the following Management Fee schedule that is retroactive to April 1, 2009:
SCHEDULE A
1.	a. Investment Account.

Assets Under Management	Value	Annual Fee	Quarterly Fee
Investment Grade Fixed Income:
Up to $1 billion	Book	10.0 basis points	2.5 basis points
		(0.1% or 0.001)	(0.025% or 0.00025)
$1 billion — $2 billion	Book	8.5 basis points	2.125 basis points
$2 billion — $5 billion	Book	7.5 basis points	1.875 basis points
Greater than $5 billion	Book	2.5 basis points	0.625 basis points
High Yield Debt	Market	25.0 basis points	6.25 basis points
Equities	Market	100.0 basis points	25.0 basis points
Fully Funded Hedge Funds,	Market	100.0 basis points	25.0 basis points

Assets Under Management	Value	Annual Fee	Quarterly Fee
Private Equities & Other Deferred Fundings:
First 2 Years of Fund’s Life	Committed	100.0 basis points	25.0 basis points
Thereafter	Market	100.0 basis points	25.0 basis points
Affordable Housing Credit Funds
First Year of Fund’s Life	Committed	100.0 basis points	25.0 basis points
Thereafter	Market	10.0 basis points	2.5 basis points
b.	In consideration for the services provided by sub-advisers, the Advisor shall pass-through all investment advisory fees and charges to the Client in accordance with the terms of the sub-adviser contracts.
2.	Aggregate Investment Account. The Advisor will be paid a quarterly fee for the Portfolio Management Services computed at the annual rate of one-half basis point (0.005%) of the aggregate value of the net assets of the Aggregate Investment Account utilizing the value methodologies described in Paragraph 1 (a) and (b) of Schedule A.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 5 to the Agreement.

ADVISOR: WHITE MOUNTAINS ADVISORS LLC		CLIENT: SYMETRA FINANCIAL CORPORATION

By:	/s/ Mark J. Plourde	By:	/s/ Margaret Meister

	Name: Mark J. Plourde Title: Chief Financial Officer		Name: Margaret Meister Title: Chief Financial Officer

ACCESSION INSTRUMENT
     This Accession Instrument is made effective as of [insert date] (“Effective Date”) by [insert name of company] (“Subsidiary”), a [state of domicile and type of entity] and [direct or indirect] subsidiary of Symetra Financial Corporation.
WITNESSETH:
WHEREAS, Symetra Financial Corporation (“Parent”) entered into an Investment Management Agreement with White Mountains Advisors LLC (“Adviser”) on March 14, 2004, whereby Adviser will invest the assets of Parent and its participating subsidiaries; and
NOW, THEREFORE, by its execution hereof, Subsidiary hereby agrees to become, and will be deemed for all purposes to be, a party to the Investment Management Agreement, and to any amendment to the Investment Management Agreement hereafter entered into by Parent, from the Effective Date.
IN WITNESS WHEREOF, Subsidiary has caused this Accession Instrument to be executed by its duly authorized representative.

[INSERT NAME OF COMPANY]
By:
Name:
Title:

Acknowledged By:

WHITE MOUNTAINS ADVISORS LLC
By:
Name:
Title: